Exhibit 99.1

Trio Petroleum Appoints Robin Ross Chairman and Board Director

Trio Co-Founder Rejoins Company and Management Team

Bakersfield, CA, June 20, 2024 -- Trio Petroleum Corp. (NYSE American: “TPET”, “Trio” or the “Company”), a California-based oil and gas company, today announced Trio co-founder and former board member Robin Ross has returned to the Company’s board of directors as Chairman as of June 17, 2024. As part of the transition, Trio’s Current Chairman and co-founder Stan Eschner has become Vice Chairman of the Board and former CEO Frank Ingriselli, who has been serving as Vice Chairman, has resigned as a director, also effective as of June 17th.

“We are pleased to welcome Robin back to the board of Trio and have him assume this important leadership role with the Company. His breadth of experience in finance, merchant banking and strategic development of emerging companies will add another tremendous resource for Trio and all of its stakeholders,” commented Michael Peterson, CEO of Trio. “Robin is a prolific entrepreneur having founded multiple successful private and public ventures in a wide range of industries, including resources, oil and gas and merchandising, all of which will benefit Trio and its shareholders as we continue to increase production and diversify the Company,” added Mr. Peterson.

“I look forward to helping to build Trio into the success we envisioned when we founded the Company,” commented Mr. Ross.

“On behalf of the board of directors and our management team, I wish to thank Frank Ingriselli for his many contributions to Trio. From helping to form the Company, leading our successful Initial Public Offering (IPO) and ultimately successfully launching Trio on the NYSE American. We wish Frank all of the continued success in his future endeavors,” said Mr. Peterson.

About Trio Petroleum Corp.

Trio Petroleum Corp. is an oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County, California, and Uintah County, Utah. In Monterey County, Trio owns an 85.75% working interest in 9,245 acres at the Presidents and Humpback oilfields in the South Salinas Project, and a 21.92% working interest in 800 acres in the McCool Ranch Field. In Uintah County, Trio owns a 2.25% working interest in 960 acres and options to acquire up to a 20% working interest in the 960 acres, in an adjacent 1,920 acres, and in the greater 30,000 acres of the Asphalt Ridge Project.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp. (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors section of Trio’s Annual Report on Form 10-K and Amendment No. 1 thereto, both filed with the Securities and Exchange Commission (SEC). Copies are of such documents are available on the SEC’s website, www.sec.gov . Trio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications
Michael Bayes
(404) 809 4172
michael@redwoodefc.com